Exhibit 10.5.1(c)


                                                                  EXECUTION COPY

                                    GUARANTY

         This GUARANTY (this "Guaranty"), dated as of January 26, 2005, by and between Robert Dixon ("Guarantor") and MacKenzie Patterson Fuller, Inc., a California corporation ("MPF"). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Put Agreement (the "Put Agreement") by and between Sutter Holding Company ("Sutter") and MPF dated as of the date hereof.

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Purchase Agreement (the "Purchase Agreement" and, together with this Guaranty, the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Sutter Holding Company, Inc., a Delaware Corporation and the Put Agreement, the "Series A Documents") dated as of the date hereof by and between MPF and Sutter, MPF has agreed to purchase and Sutter has agreed to sell certain shares (the "Shares") of Series A Preferred Stock, par value $0.0001 per share;

         WHEREAS, Guarantor (i) owns certain shares of Common Stock, par value $0.0001 per share of Sutter and (ii) is an officer of Sutter, and as such will derive direct and indirect economic benefits from the purchase of the Shares by MPF;

         WHEREAS, pursuant to the Put Agreement, MPF may exercise the Put and sell all of its Shares to Sutter at the Put Price;

         WHEREAS, in order to induce MPF to purchase the Shares as provided for in the Purchase Agreement, Guarantor has agreed to guarantee the Guaranteed Obligations (as defined below); and

         WHEREAS, Guarantor, R. Michael Collins and William Knuff (together with Robert Dixon and Guarantor, the "Individual Guarantors") each severally but not jointly guarantee Sutter's obligations to MPF upon MPF's exercise of the Put and the receipt by each Individual Guarantor of a Guaranty Drawdown Notice (as defined below).

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce MPF to purchase the Shares, it is agreed as follows:

1.       DEFINITIONS.

         "Diversified Risk" means FLF, Inc. (d/b/a Diversified Risk Insurance Brokers), a California corporation.

         "DR Sale Proceeds" means (i) if Diversified Risk is sold by MPF, the proceeds received by MPF from the Sale of Diversified Risk and (ii) if Diversified Risk is sold by Sutter, the proceeds received by MPF as a result of a Default Sale.



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         "Guaranty Drawdown Notice" means a notice, executed by a duly appointed officer of MPF on behalf of MPF, certifying that: (i) (x) if MPF has received the shares of Diversified Risk pursuant to the Put Agreement, that MPF has completed the Sale of Diversified Risk or (y) if Sutter has sold the shares of Diversified Risk pursuant to the Put Agreement, that MPF has received the proceeds from the Default Sale, (ii) the DR Sale Proceeds were less than the Put Price and (iii) if a Market Price report has been requested, that MPF received the Market Price for the shares of Diversified Risk. If the sale of the Diversified Risk shares by MPF shall have occurred later than six months following the Put Closing, MPF shall not be required to make any representations regarding Market Price.

         "Market Price" means the fair market value of Diversified Risk's entire common equity determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value. If requested by any party this agreement, Market Price shall be determined by an investment banking firm reasonably acceptable to MPF and the Individual Guarantors, which firm shall submit to MPF a written report setting forth such determination. The expenses of the engagement of such firm shall be borne by the party requesting the report.

         "Sale of Diversified Risk" means the sale by MPF of Diversified Risk to a third party or group of third parties pursuant to which such party or parties acquire (i) all of the capital stock of Diversified Risk (whether by merger, consolidation or sale or transfer of the Diversified Risk `s capital stock) or
(ii) all of the Diversified Risk's assets determined on a consolidated basis.

2. THE GUARANTY.

2.1 Guaranty of Guaranteed Obligations of Borrower. Guarantor hereby guarantees to MPF, the payment within 30 days of Guarantor's receipt of a Guaranty Drawdown Notice, of an amount that is equal to the lesser of (a) one-third of the difference between the Put Price and the DR Sale Proceeds and (b) $200,000 (such guarantee obligations, the "Guaranteed Obligations"). Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that his obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, or any other Series A Documents;

(b) the absence of any action to enforce this Guaranty or any other Series A Document or the waiver or consent by MPF with respect to any of the provisions thereof;

(c)               the insolvency of Sutter; or

(d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

it being agreed by Guarantor that his obligations under this Guaranty shall not be discharged until the earlier of: the redemption, conversion or sale of all of the Shares. Guarantor shall be regarded, and shall be in the same position, as Sutter with respect to the Guaranteed Obligations. Guarantor agrees that any

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notice or directive given at any time to MPF which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by MPF, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless MPF has specifically agreed otherwise in writing. It is agreed among Guarantor and MPF that the foregoing waivers are of the essence of the transaction contemplated by the Series A Documents and that, but for this Guaranty and such waivers, MPF would decline to enter into the Purchase Agreement.

2.2 Waiver. In addition to the waivers contained in Section 1.1 hereof, and except for Guarantor's rights under Sections 3 and 4.2, Guarantor waives and agrees that he shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of the Guaranteed Obligations under, or the enforcement by MPF of, this Guaranty. Guarantor hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, or the terms of the Guaranteed Obligations, notice of adverse change in Sutter's financial condition or any other fact which might increase the risk to Guarantor) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Guarantor represents, warrants and agrees that, as of the date of this Guaranty, those obligations under this Guaranty are not subject to any offsets or defenses against MPF of any kind, except for Guarantor's rights under Sections 3 and 4.2.

2.3 Benefit of Guaranty. The provisions of this Guaranty are for the benefit of MPF and nothing herein contained shall impair, as between Sutter and MPF, the obligations of Sutter under the Series A Documents or the Put Agreement.

3. CONDUCT OF SALE PROCESS.

3.1 MPF shall conduct the Sale of Diversified Risk in a reasonable manner and in good faith and shall at all times use its best efforts to obtain the Market Price for Diversified Risk.

4. OTHER TERMS.

4.1 Assignability. Except as expressly as set forth herein, neither this Guaranty nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either Guarantor or MPF without the prior written consent of the other party.

4.2 Termination. This Guaranty is a continuing guaranty and shall remain in full force and effect until the earlier of the redemption, conversion or sale to a third party of all of the Shares; provided, that this Guaranty shall terminate immediately and Guarantor shall have no further obligations hereunder if MPF:
(i) materially breaches its obligations hereunder, (ii) does not initiate the Sale of Diversified Risk on or prior to the second anniversary of the Put Closing or (iii) does not consummate the Sale of Diversified Risk on or prior to


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the third anniversary of the Put Closing. Upon payment and performance in full of the Guaranteed Obligations, MPF shall deliver to Guarantor such documents as Guarantor may reasonably request to evidence such termination.

4.3 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Guaranty will be in writing and will be deemed to have been given when delivered if delivered personally, sent via a nationally recognized overnight courier, or sent via facsimile to the recipient, or if sent by certified or registered mail, return receipt requested, will be deemed to have been given two business days thereafter. Such notices, demands and other communications will be sent to the address indicated below:

                  To Guarantor:

                           c/o Sutter Holding Company, Inc.
                           220 Montgomery Street, Suite 2100
                           San Francisco, CA  94104
                           Facsimile:  (415) 788-1515

                  with a copy (which shall not constitute notice to the Company) to:

                           Kirkland & Ellis LLP
                           Citigroup Center
                           153 East 53rd Street
                           New York, NY  10022
                           Attention:  Eunu Chun, Esq.
                           Facsimile:  (212) 446-4900

                  To MPF:

                           c/o MacKenzie Patterson Fuller, Inc.
                           Attn: Chip Patterson, Vice President & General
                                 Counsel
                           1640 School Street
                           Moraga, CA 94556

or such other address, telecopy number or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

4.4 Remedies. Any Person having rights under any provision of this Guaranty will be entitled to enforce such rights specifically, to recover damages and costs (including reasonable attorneys' fees) caused by reason of any breach of any provision of this Guaranty and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Guaranty and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Guaranty.

4.5 Amendments and Waivers. No modification, amendment or waiver of any provision of this Guaranty shall be effective against Guarantor or MPF unless

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such modification, amendment or waiver is approved in writing by Guarantor and
MPF. The failure of any party to enforce any of the provisions of this Guaranty shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Guaranty in accordance with its terms.

4.6 Severability. Whenever possible, each provision of this Guaranty will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Guaranty.

4.7 Counterparts. This Guaranty may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

4.8 Descriptive Headings. The descriptive headings of this Guaranty are inserted for convenience only and do not constitute a part of this Guaranty.

4.9 Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

4.10 Waiver of Jury Trial. The parties to this Guaranty each hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Guaranty or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Guaranty or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The parties to this Guaranty each hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties to this Guaranty may file an original counterpart of a copy of this Guaranty with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

4.11 Jurisdiction. Each of the parties hereto submits to the jurisdiction of any state or federal court sitting in San Francisco, California, in any action or proceeding arising out of or relating to this Guaranty and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each of the parties hereby irrevocably consent to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth in Section 4.3, such service to become effective 10 days after such mailing.

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4.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Guaranty.

4.13 Entire Agreement. This Guaranty contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.




















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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty as of the date first above written.

                                  ROBERT DIXON

                                    /s/ ROBERT DIXON
                                  ------------------------




                                 MACKENZIE PATTERSON FULLER, INC.


                                 By:    /s/ GLEN W. FULLER
                                     ----------------------------
                                 Name:  Glen W. Fuller
                                 Title:  Senior Vice President